EXHIBIT(A)(3)


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                           TREDEGAR INDUSTRIES, INC.
            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

     This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

          (a) certificates for shares of common stock, no par value per share
     (the "Shares"), of Tredegar Industries, Inc., a Virginia corporation (the
     "Company"), cannot be delivered to the Depositary prior to the Expiration
     Date (as defined in Section 1 of the Company's Offer to Purchase dated
     January 16, 1998, (the "Offer to Purchase")); or

          (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

          (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

     This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                  TO: AMERICAN STOCK TRANSFER & TRUST COMPANY
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
BY MAIL:                                 BY FACSIMILE TRANSMISSION:     BY HAND/OVERNIGHT DELIVERY:
American Stock Transfer & Trust Co.     (Eligible Institutions Only)    American Stock Transfer & Trust Co.
40 Wall Street, 46th Floor                     (718) 234-5001           40 Wall Street, 46th Floor
New York, NY 10005                                                      New York, NY 10005
(Attention: Reorganization                                              (Attention: Reorganization
Department)                                 CONFIRM BY TELEPHONE:       Department)
                                               (718) 921-8200
                                            FOR INFORMATION CALL:
                                               (718) 921-8200
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     DELIVERY OF THIS INSTRUMENT TO THE ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of
Transmittal (which together constitute the "Offer"), receipt of both of which is
hereby acknowledged,           Shares pursuant to the guaranteed delivery
procedure set forth in Section 3 of the Offer to Purchase.

                                    ODD LOTS

     To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on January
15, 1998, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[ ] was the beneficial or record owner, as of the close of business on January 15, 1998, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner, as of the close of business on January 15, 1998, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (check one box):

[ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ]       at the price per Share indicated below under "Price (in Dollars) per
Share at which Shares are being tendered."

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                               CONDITIONAL TENDER
                              (SEE INSTRUCTION 9)

[ ] check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:

    Minimum number of Shares to be sold:_____________________________

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        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                              CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

(SHAREHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A
SEPARATE NOTICE OF GUARANTEE FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)

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
[ ] $58.00      [ ] $59.25      [ ] $60.50      [ ] $61.75      [ ] $63.00     [ ] $64.25
[ ] $58.25      [ ] $59.50      [ ] $60.75      [ ] $62.00      [ ] $63.25     [ ] $64.50
[ ] $58.50      [ ] $59.75      [ ] $61.00      [ ] $62.25      [ ] $63.50     [ ] $64.75
[ ] $58.75      [ ] $60.00      [ ] $61.25      [ ] $62.50      [ ] $63.75     [ ] $65.00
[ ] $59.00      [ ] $60.25      [ ] $61.50      [ ] $62.75      [ ] $64.00

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       (Please type or print)                     SIGN HERE
  Certificate Nos. (if available):     __________________________________
__________________________________              Signature(s)
__________________________________     Dated:____________________________
            Name(s)
__________________________________     If Shares will be tendered by
          Address(es)                  book-entry transfer, check one box:
__________________________________
__________________________________     [ ] The Depository Trust Company
Area Code(s) and Telephone Number(s)   [ ] The Philadelphia Depository Company

                                       Account Number:__________________



                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company or The Philadelphia Depository Company, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Authorized Signature:____________________
Name:____________________________________
                 (Please Print)
Title:___________________________________
Name of Firm:____________________________
Address:_________________________________
_________________________________________
          (Including Zip Code)
Area Code and Telephone Number:__________
Date:______________________________, 1998

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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